SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549


                              FORM 8-K


                            CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): April 24, 2007

                         Timberland Bancorp, Inc.
           (Exact name of registrant as specified in its charter)

       Washington               0-23333             91-1863696
       ----------               -------                 ----------
State or other jurisdiction    Commission            (I.R.S. Employer
 Of incorporation              File Number           Identification No.)


624 Simpson Avenue, Hoquiam, Washington                 98550
---------------------------------------                 -----
(Address of principal executive offices)              (Zip Code)

    Registrant's telephone number (including area code) (360) 533-4747


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition
--------------------------------------------------------

     On April 24, 2007, Timberland Bancorp, Inc. issued its earnings release for the quarter ended March 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits
--------------------------------------------

      (c)   Exhibits

      99.1  Press Release of Timberland Bancorp, Inc. dated April 24, 2007

                                SIGNATURES
                                ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             TIMBERLAND BANCORP,INC.


DATE: April 25, 2007                         By:/s/Dean J. Brydon
                                                --------------------
                                                Dean J. Brydon
                                                Chief Financial Officer

                                Exhibit 99.1

                                  Contact:   Michael R. Sand,
                                             President & CEO
Timberland Bancorp, Inc.                     Dean J. Brydon, CFO
                                             (360) 533-4747
                                             www.timberlandbank.com
                                             ----------------------

  Timberland Bancorp, Inc. Announces Strong Fiscal Second Quarter Earnings of
   $0.54 Per Share Led by Solid Loan Growth and Strong Net Interest Margin


HOQUIAM, Wash. - April 24, 2007 - Timberland Bancorp, Inc. (NASDAQ: TSBK), ("Company") the holding company for Timberland Bank, ("Bank") today reported that loan portfolio growth and a strong net interest margin contributed to solid fiscal second quarter 2007 results. Net income for the quarter ended March 31, 2007 totaled $1.92 million, or $0.54 per diluted share compared to net income of $1.95 million, or $0.53 per diluted share, for the quarter ended March 31, 2006.

Quarterly Highlights -
 * Loan portfolio increased 22% year-over year and increased $28 million during quarter to $480 million.
 * Total assets increased 11% year-over year to $618 million.
 * Loan originations for quarter increased 96% to $86 million compared to same period a year ago.
 * Net interest margin remained strong at 4.75%, an increase of 1 basis point from the preceding quarter.
 * Asset quality remained strong, with non-performing assets at just 0.06% of total assets.

"Our presence in the fast growing Pierce and South King County markets with a seasoned team of lenders has generated steady growth in our loan portfolio and contributed to solid margins," said Michael Sand, President and CEO. "While the yield curve continues to be challenging we are pleased to be operating in a region of the country where the prospects for continued economic and population growth appear bright."

Operating Results
Fiscal second quarter revenue (net interest income before provision for loan losses plus non-interest income) increased 5% to $7.9 million from $7.6 million for the second fiscal quarter of 2006. Net interest income before the provision for loan losses increased 7% to $6.5 million with interest income increasing 18% and interest expense increasing 42%. For the first half of fiscal 2007, revenues increased 3% to $15.7 million from $15.2 million in the first half of fiscal 2006. Net interest income before provision for loan losses increased 6% to $12.8 million, with interest income increasing 17% and interest expenses increasing 43%. Loan growth contributed to the increase in net interest income and helped offset increased funding costs.

"Despite excellent asset quality, we made a $156,000 provision for loan losses in the second quarter due to the growth in our loan portfolio. This is the first time in six quarters we have added to our allowance for loan loss reserves," said Dean Brydon, Chief Financial Officer. "We remain confident that our underwriting standards are strong."

Despite the challenging yield curve environment, Timberland's net interest margin increased to 4.75% for the second quarter from 4.74% in the first quarter of fiscal 2007 and decreased 9 basis points from the second quarter one year ago. Year-to-date, the net interest margin was 4.74% compared to 4.85% in the first half of fiscal 2006.

Non-interest income decreased 6% to $1.4 million for the second quarter from $1.5 million for the second fiscal quarter of 2006, primarily due to a reduction in service charges on deposits and a reduction in the gain on sale of loans. Non-interest income for the first six months of fiscal 2007 declined 5% to $2.9 million from $3.1 million for the same period of 2006.

Total operating (non-interest) expenses increased 5% to $4.9 million for the current quarter from $4.7 million for the second quarter of fiscal 2006. Operating expenses in the first half of fiscal 2007 increased 5% to $9.8 million from $9.4 million a year ago. "We continue to invest in our franchise and in technology to improve service and build customer relationships," said Sand. The efficiency ratio for the second quarter improved to 62.42% from 63.13% in the immediate prior quarter and increased 9 basis points from the same quarter one year ago. Year-to-date the efficiency ratio was 62.78% compared to 61.74% for the first half of fiscal 2006.

Return on equity ("ROE") was 9.91% for the second quarter of fiscal 2007, compared to 10.18% for the second quarter of fiscal 2006. Return on average assets ("ROA") was 1.28% for the second quarter compared to 1.41% for the same period one year ago. For the first half of fiscal 2007, ROE was 9.92% compared to 10.44 % one year ago and ROA was 1.32% compared to 1.44% in the first half of fiscal 2006.

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
Timberland Q2 Earnings
April 24, 2007
Page 2

Balance Sheet Management
Total assets increased 16% on an annualized basis during the quarter and 11% year-over-year. Assets increased to $618 million at March 31, 2007 compared to $577 million at the end of fiscal 2006 and $557 million one year ago due to strong loan portfolio growth. Total loans increased 25% on an annualized basis to $480 million at March 31, 2007 from $452 million at December 31, 2006, and increased 22% from the $393 million reported one year ago.

Loan originations increased 96% to $86.2 million for the second quarter of fiscal 2007 from $44.0 million for the same period one year ago. In the first half of fiscal 2007, loan originations increased 52% to $167.0 million from $109.8 million in the first half of fiscal 2006. Timberland also continued to sell fixed rate one-to-four family mortgage loans into the secondary market for asset-liability management purposes. Fixed rate one-to-four family mortgage loan sales totaled $6.6 million for the second quarter of fiscal 2007 compared to $5.5 million for the same period one year ago.

LOAN PORTFOLIO
($ in thousands)
                            March 31, 2007    December 31, 2006 March 31, 2006
                            Amount  Percent   Amount  Percent   Amount  Percent
                            ------  -------   ------  -------   ------  -------
Mortgage Loans:
 One-to-four family (1)     $104,697  19%     $100,204  19%     $ 96,300  21%
 Multi family                 17,156   3        18,391   4        22,058   5
 Commercial                  137,474  25       139,700  27       123,480  27
 Construction and land
  development                179,350  32       170,788  32       128,951  29
 Land                         48,331   9        34,986   7        28,314   6
                             -------   -       -------   -       -------  --
   Total mortgage loans      487,008  88       464,069  89       399,103  88

Consumer Loans:
 Home equity and second
  mortgage                    41,357   7        38,434   7        34,704   8
 Other                        11,543   2        11,051   2         9,669   2
                             -------   -       -------   -       -------  --
                              52,900   9        49,485   9        44,373  10

Commercial business loans     15,289   3        12,136   2         9,436   2
                             -------   -       -------   -       -------  --
Total loans                 $555,197 100%     $525,690 100%     $452,912 100%

Less:
 Undisbursed portion of
  construction loans in
  process                    (68,034)          (66,810)          (52,869)
 Unearned income              (3,003)           (2,889)           (2,687)
 Allowance for loan losses    (4,272)           (4,121)           (4,119)
                             -------           -------           -------
Total loans receivable, net $479,888          $451,870          $393,237
                             =======           =======           =======
____________________
(1) Includes loans held for sale

Timberland Q2 Earnings
April 24, 2007
Page 3

CONSTRUCTION LOAN COMPOSITION
($ in thousands)
                             March 31, 2007   December 31, 2006  March 31, 2006
                             Amount  Percent   Amount  Percent   Amount  Percent
                             ------  -------   ------  -------   ------  -------
Custom and owner/builder   $ 46,723     26%  $ 47,556     28%  $ 43,725     34%
Speculative                  36,753     20     37,178     22     36,936     29
Commercial real estate       57,191     32     55,536     32     35,135     27
Multi-family                 17,756     10     13,822      8      2,419      2
Land development             20,927     12     16,696     10     10,736      8
                            -------      -    -------     --    -------    ---
 Total construction loans  $179,350    100%  $170,788    100%  $128,951    100%

Total deposits increased $10 million to $444 million at March 31, 2007, compared to $434 million at December 31, 2006, and increased $30 million or 7% from one year ago. Core deposits (which exclude jumbo certificate of deposit accounts) comprised 84% of Timberland's total deposits at March 31, 2007.

DEPOSIT BREAKDOWN
($ in thousands)
                             March 31, 2007   December 31, 2006  March 31, 2006
                             Amount  Percent   Amount  Percent   Amount  Percent
                             ------  -------   ------  -------   ------  -------
Non-interest bearing       $ 53,321     12%  $ 55,121     13%  $ 50,677     12%
N.O.W. checking              83,945     19     88,428     21     93,470     23
Savings                      62,169     14     61,324     14     62,890     15
Money market accounts        45,950     10     44,660     10     41,961     10
Certificates of deposit
 under $100                 129,986     29    126,819     29    120,668     29
Certificates of deposit
 $100 and over               68,751     16     57,897     13     44,369     11
                            -------      -    -------     --    -------     --
  Total deposits           $444,122    100%  $434,249    100%  $414,035    100%
                            =======    ===    =======    ===    =======    ===

Total shareholders' equity was $77.8 million at March 31, 2007, compared to $77.3 million at December 31, 2006, as Timberland continued to manage its capital through asset growth, stock buybacks and dividends. During the quarter Timberland repurchased 40,000 shares for $1.5 million (an average price of $36.69 per share). There are 85,266 shares remaining to repurchase in the
current stock buyback plan.   Cumulatively, Timberland has repurchased 3. 6
million shares or 55% of the 6.6 million shares that were issued in its initial public offering in January 1998 at an average price of $16.86 per share. The Company also paid an $0.18 per share dividend during the quarter, which represents the 36th consecutive quarter a cash dividend has been paid to shareholders.

Asset Quality

Asset quality remained excellent as the non-performing assets to total assets ratio was 0.06% at March 31, 2007, with only $6,000 in net charge-offs during the quarter. The allowance for loan losses totaled $4.3 million at March 31, 2007, or 0.89% of loans receivable and 1,327% of non-performing loans. The allowance for loan losses was $4.1 million, or 0.91% of loans receivable and 1,724% of non-performing loans at December 31, 2006, and at March 31, 2006 the allowance for loan losses was $4.1 million, or 1.04% of loans receivable and 202% of non-performing loans. The Company's non-performing loans totaled only $322,000 at March 31, 2007, and consisted of a $200,000 commercial business loan, a $34,000 single-family mortgage loan, two land loans totaling $86,000 and a $2,000 consumer loan.

About Timberland Bancorp, Inc.
Timberland Bancorp, Inc. stock trades on the NASDAQ global market under the symbol "TSBK." The Bank operates 21 branches in the state of Washington in Hoquiam, Aberdeen, Ocean Shores, Montesano, Elma, Olympia, Lacey, Tumwater, Yelm, Puyallup, Edgewood, Tacoma, Spanaway (Bethel Station), Gig Harbor, Poulsbo, Silverdale, Auburn, Winlock, and Toledo.

Timberland Q2 Earnings
April 24, 2007
Page 4

TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                     Three Months Ended
($ in thousands, except per share)            March 31,  December 31,  March 31,
(unaudited)                                     2007        2006        2006
                                                ----        ----        ----
Interest and dividend income
Loans receivable                             $ 9,283     $ 8,786     $ 7,624
Investments and mortgage-backed securities       381         454         576
Dividends                                        413         420         342
Federal funds sold                                77          65          95
Interest bearing deposits in banks                14          39          12
                                              ------      ------      ------
  Total interest and dividend income          10,168       9,764       8,649

Interest expense
Deposits                                       2,657       2,589       1,809
Federal Home Loan Bank ("FHLB") advances       1,013         882         762
Other borrowings                                  10          17          16
                                              ------      ------      ------
  Total interest expense                       3,680       3,488       2,587
                                              ------      ------      ------
  Net interest income                          6,488       6,276       6,062
Provision for loan losses                        156          --          --
  Net interest income after provision         ------      ------      ------
   for loan losses                             6,332       6,276       6,062

Non-interest income
Service charges on deposits                      663         706         737
Gain on sale of loans, net                        64         107          88
BOLI net earnings                                114         114         111
Escrow fees                                       24          31          24
Servicing income on loans sold                   115         132          78
ATM transaction fees                             272         263         240
Other                                            172         128         231
                                              ------      ------      ------
  Total non-interest income                    1,424       1,481       1,509

Non-interest expense
Salaries and employee benefits                 2,766       2,785       2,737
Premises and equipment                           660         624         631
Advertising                                      201         177         179
Loss (gain) from real estate operations          (11)        (17)        (39)
ATM expenses                                     107         119          97
Postage and courier                              130         105         132
Amortization of core deposit intangible           71          72          82
State and local taxes                            133         139         128
Professional fees                                172         177         181
Other                                            710         716         591
                                              ------      ------      ------
  Total non-interest expense                   4,939       4,897       4,719

Income before federal income taxes             2,817       2,860       2,852
Federal income taxes                             901         906         906
                                              ------      ------      ------
  Net income                                 $ 1,916     $ 1,954    $  1,946
                                              ======      ======      ======
Earnings per common share:
  Basic                                      $  0.56     $  0.56    $   0.55
  Diluted                                    $  0.54     $  0.54    $   0.53
Weighted average shares outstanding:
  Basic                                    3,433,332   3,503,883   3,511,880
  Diluted                                  3,541,710   3,623,108   3,640,612

Timberland Q2 Earnings
April 24, 2007
Page 5


TIMBERLAND BANCORP INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT                              Six Months Ended
($ in thousands, except per share)                      March 31,      March 31,
(unaudited)                                               2007           2006
                                                         ------         ------
Interest and dividend income
Loans receivable                                       $ 18,070       $ 15,108
Investments and mortgage-backed securities                  835          1,113
Dividends                                                   833            665
Federal funds sold                                          142            172
Interest bearing deposits in banks                           53             36
                                                         ------         ------
  Total interest and dividend income                     19,933         17,094

Interest expense
Deposits                                                  5,247          3,497
Federal Home Loan Bank ("FHLB") advances                  1,895          1,482
Other borrowings                                             27             26
                                                         ------         ------
  Total interest expense                                  7,169          5,005
                                                         ------         ------
  Net interest income                                    12,764         12,089
Provision for loan losses                                   156             --
                                                         ------         ------
  Net interest income after provision for loan losses    12,608         12,089

Non-interest income
Service charges on deposits                               1,369          1,457
Gain on sale of loans, net                                  171            204
BOLI net earnings                                           227            221
Escrow fees                                                  55             55
Servicing income on loans sold                              246            186
ATM transaction fees                                        535            476
Other                                                       301            465
                                                         ------         ------
  Total non-interest income                               2,904          3,064

Non-interest expense
Salaries and employee benefits                            5,551          5,367
Premises and equipment                                    1,283          1,239
Advertising                                                 379            315
Loss (gain) from real estate operations                     (29)           (91)
ATM expenses                                                226            194
Postage and courier                                         235            247
Amortization of core deposit intangible                     143            164
State and local taxes                                       272            288
Professional fees                                           349            389
Other                                                     1,426          1,243
                                                         ------         ------
  Total non-interest expense                              9,835          9,355

Income before federal income taxes                        5,677          5,798
Federal income taxes                                      1,807          1,846
                                                         ------         ------
  Net income                                            $ 3,870        $ 3,952
                                                         ======         ======
Earnings per common share:
  Basic                                                 $  1.12        $  1.13
  Diluted                                               $  1.08        $  1.09
Weighted average shares outstanding:
  Basic                                               3,468,995      3,508,163
  Diluted                                             3,582,849      3,633,034

Timberland Q2 Earnings
April 24, 2007
Page 6

TIMBERLAND BANCORP, INC.
CONSOLIDATED BALANCE SHEET
($ in thousands)(unaudited)                 March 31, December 31, September 30,
Assets                                        2007        2006        2006
                                             ------      ------      ------
Cash and due from financial institutions
  Non-interest bearing                     $ 14,604    $ 17,764    $ 14,870
    Interest-bearing deposits in banks          659       2,847       2,619
    Federal funds sold                        6,655       4,655       5,400
                                            -------     -------     -------
                                             21,918      25,266      22,889

Investments and mortgage-backed securities:
  Held to maturity                               72          73          75
  Available for sale                         67,221      69,772      81,408
FHLB Stock                                    5,705       5,705       5,705
                                            -------     -------     -------
                                             72,998      75,550      87,188

Loans receivable                            482,226     454,736     426,318
Loans held for sale                           1,934       1,255       2,449
Less: Allowance for loan losses              (4,272)     (4,121)     (4,122)
                                            -------     -------     -------
Net loans receivable                        479,888     451,870     424,645


Accrued interest receivable                   3,177       2,884       2,806
Premises and equipment                       16,736      16,756      16,730
Other Real estate owned ("OREO") and
 other repossessed items                         71           2          15
Bank owned life insurance ("BOLI")           12,178      12,065      11,951
Goodwill                                      5,650       5,650       5,650
Core deposit intangible                       1,363       1,434       1,506
Mortgage servicing rights                       986         964         932
Other assets                                  2,836       1,737       2,775
                                            -------     -------     -------
Total Assets                               $617,801    $594,178    $577,087
                                            =======     =======     =======

Liabilities and Shareholders' Equity
Non-interest-bearing deposits              $ 53,321    $ 55,121    $ 57,905
Interest-bearing deposits                   390,801     379,128     373,156
                                            -------     -------     -------
  Total deposits                            444,122     434,249     431,061


FHLB advances                                92,230      78,446      62,761
Other borrowings: repurchase agreements         588       1,322         947
Other liabilities and accrued expenses        3,048       2,881       2,953
                                            -------     -------     -------
Total Liabilities                           539,988     516,898     497,722
                                            -------     -------     -------

Shareholders' Equity
Common stock- $.01 par value; 50,000,000
 shares authorized;
  March 31, 2007 - 3,649,190 shares issued
   and outstanding
  December 31, 2006 - 3,670,871 shares issued
   and outstanding
  September 30, 2006 - 3,757,676 shares issued
   and outstanding                               36          37          38
Additional paid in capital                   16,439      17,380      20,888
Unearned shares-Employee Stock
 Ownership Plan                              (3,172)     (3,239)     (3,305)
Unearned shares-Management Recognition and
 Development Plan                              (220)       (233)       (188)
Retained earnings                            65,465      64,209      62,933
Accumulated other comprehensive loss           (735)       (874)     (1,001)
                                            -------     -------     -------
Total Shareholders' Equity                   77,813      77,280      79,365
                                            -------     -------     -------
Total Liabilities and Shareholders' Equity $617,801    $594,178    $577,087
                                            =======     =======     =======

Timberland Q2 Earnings
April 24, 2007
Page 7

KEY FINANCIAL RATIOS AND DATA                        Three Months Ended
($ in thousands, except per share)(unaudited) March 31,   December 31, March 31,
                                                2007        2006        2006
PERFORMANCE RATIOS:                            ------      ------      ------
Return on average assets (a)                    1.28%       1.35%       1.41%
Return on average equity (a)                    9.91%       9.94%      10.18%
Net interest margin (a)                         4.75%       4.74%       4.84%
Efficiency ratio                               62.42%      63.13%      62.33%

                                              March 31,   December 31, March 31,
                                                2007        2006        2006
ASSET QUALITY RATIOS:                          ------      ------      ------
Non-performing loans                            $ 322       $ 239     $ 2,040
OREO & other repossessed assets                    71           2         110
                                                  ---         ---         ---
Total non-performing assets                     $ 393       $ 241     $ 2,150
Non-performing assets to total assets            0.06%       0.04%       0.39%
Allowance for loan losses to non-
 performing loans                               1,327%      1,724%        202%

Book value per share (b)                      $ 21.32     $ 21.05     $ 20.59
Book value per share (c)                      $ 22.64     $ 22.37     $ 21.98
Tangible book value per share (b) (d)         $ 19.40     $ 19.12     $ 18.65
Tangible book value per share  (c) (d)        $ 20.60     $ 20.32     $ 19.91

(a)  Annualized
(b)  Calculation includes ESOP shares not committed to be released
(c)  Calculation excludes ESOP shares not committed to be released
(d) Calculation subtracts goodwill and core deposit intangible from the equity component


AVERAGE BALANCE SHEET:                                Three Months Ended
                                              March 31,  December 31, March 31,
                                                2007        2006        2006
                                               ------      ------      ------
Average total loans                          $465,460    $439,294    $397,880
Average total interest earning assets         546,870     529,572     500,835
Average total assets                          597,015     580,114     553,210
Average total interest bearing deposits       380,916     376,365     361,893
Average FHLB advances & other borrowings       81,578      65,970      62,176
Average shareholders' equity                   77,340      78,646      76,470


Disclaimer
This report contains certain "forward-looking statements." The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is including this statement for the express purpose of availing itself of the protection of such safe harbor with forward looking statements. These forward-looking statements may describe future plans or strategies and include the Company's expectations of future financial results. Forward-looking statements are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These risk factors include but are not limited to the effect of interest rate changes, competition in the financial services market for both deposits and loans as well as regional and general economic conditions. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements. The Company's ability to predict results or the effect of future plans or strategies is inherently uncertain and undue reliance should not be placed on such statements.